Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-257257) of Invesco DB US Dollar Index Trust of our report dated February 22, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Invesco DB US Dollar Index Bearish Fund’s Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 22, 2024